Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of March 10, 2004, (this “Guaranty”), is made by and among New Century Financial Corporation (“NCFC”) and New Century Mortgage Corporation (“NCMC”; and jointly and severally with NCFC, the “Guarantors”) and Bank of America, N.A. (the “Buyer”, which term shall include any buyer for whom Buyer acts as Agent as defined and provided for in the Master Repurchase Agreement referred to below).

RECITALS

A. Pursuant to the Master Repurchase Agreement, dated as of March 10, 2004 (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), between NC Capital Corporation (the “Seller”) and the Buyer, the Buyer has agreed to purchase certain loans (the “Loans”) from the Seller and the Seller has agreed to repurchase such Loans upon the terms and subject to the conditions set forth therein.

B. As of the date hereof, NCMC holds all of the outstanding equity of the Seller and will therefore derive a benefit from the Buyer’s purchase and sale of Loans from and to the Seller pursuant to the Master Repurchase Agreement. As of the date hereof, NCFC holds all of the outstanding shares of NCMC and will therefore derive a benefit from the Buyer’s purchase and sale of Loans from and to the Seller pursuant to the Master Repurchase Agreement. To induce the Buyer to enter into the Master Repurchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed to guaranty the Seller’s obligations with respect to the Master Repurchase Agreement and the documents referenced therein.

C. It is a condition precedent to the Buyer entering into the Master Repurchase Agreement and to the obligation of the Buyer to purchase the Loans from the Seller under the Master Repurchase Agreement that the Guarantors shall have executed and delivered this Guaranty to the Buyer.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

(b) “Expiration Date” shall have the meaning set forth in Section 2(d) herein.

(c) “Obligations” shall mean the obligations and liabilities of the Seller and the Guarantors to the Buyer, including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Master Repurchase Agreement, this Guaranty, any other

Program Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of covenants, Repurchase Prices, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of the Master Repurchase Agreement) or otherwise.

(d) Reserved

(e) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. (a) The Guarantors hereby, unconditionally and irrevocably, guarantee to the Buyer and its successors, indorsees, transferees and assigns the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) The Guarantors further agree to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Buyer hereunder.

(d) No payment or payments made by the Seller, the Guarantors, any other guarantor or any other Person or received or collected by the Buyer from the Seller, the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantors in respect of the Obligations or payments received or collected from the Guarantors in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantors hereunder until the Obligations are paid in full and the Master Repurchase Agreement is terminated (such date, the “Expiration Date”).

(e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Buyer on account of its liability hereunder, it will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

(f) Each Guarantor shall be jointly and severally liable to the Buyer for all obligations of the Guarantors hereunder.

3. Reserved

4. Representations and Warranties of the Guarantors.

4.01 Each Guarantor hereby represents and warrants that:

(a) It is duly organized and validly existing in good standing under the laws of the jurisdiction under which it is organized and is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary.

(b) It has the full power, authority and legal right to execute, deliver and perform its obligations under this Guaranty. This Guaranty has been duly executed and delivered by it, has not been amended or otherwise modified, is in full force and effect and is the legal, valid and binding obligation of each Guarantor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated herein will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Guarantors are a party or by which the Guarantors or their property is bound or to which the Guarantors are subject, or constitute a default under any such material agreement or instrument, or (except for the liens created pursuant hereto) result in the creation or imposition of any lien or encumbrance upon the Guarantors’ revenues or assets pursuant to the terms of any such material agreement or instrument.

(d) The Guarantors have received and reviewed copies of the Program Documents.

(e) There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending, or to the best of the Guarantors’ knowledge, threatened against or affecting the Guarantors or any of their property that has a reasonable likelihood of having a material adverse effect on the Guarantors’ condition, financial or otherwise.

(f) No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Guarantors of this Guaranty.

4.02 NCMC hereby represents and warrants that:

(a) The chief place of business and chief executive office of the Seller is Delaware.

(b) Reserved.

(c) Reserved

(d) NCMC and the Seller do not, in connection with selling, transferring and assigning any Loan have any actual intent to hinder, delay or defraud any entity to which NCMC or the Seller are or are to become indebted.

(e) In exchange for the guaranty hereunder, NCMC, will derive a benefit from the sale, transfer and assignment of the Loans to the Buyer.

(f) It is solvent on the date hereof and will not become insolvent as a result of entering into this Agreement.

(g) It does not intend to incur debts that would be beyond its ability to pay such debts as such debts mature.

5. Covenants of Guarantors.

5.01 Each Guarantor covenants and agrees that:

(a) It shall pay and discharge all taxes now or hereafter imposed on it, on its income or profits, on any of its property or upon the liens provided herein prior to the date on which penalties attach thereto; it shall promptly pay any valid, final judgment enforcing any such tax and cause the same to be satisfied of record and shall also pay, or cause to be paid, when due all claims for labor, material, supplies or services that, if unpaid, could by law result in a mechanics’ lien; and

(b) It shall notify the Buyer promptly upon obtaining knowledge of any material action, suit or proceeding at law or in equity by or before any government authority, arbitral tribunal or other body pending or threatened against it or the Seller.

5.02 NCMC covenants and agrees that:

(a) It shall not directly or indirectly create, incur or suffer to exist any indebtedness payable by the Seller except any indebtedness incurred under the Program Documents;

and

(b) Reserved

(c) It shall not file or cause or suffer to be filed with respect to the Seller a voluntary petition in bankruptcy to seek relief for the Seller under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect, or consent to the filing of any petition against the Seller under any such law, or consent to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for the Seller, or of all or any part of the Seller’s property, or make an assignment for the benefit of the Seller.

6. Further Assurances; Remedies.

6.01 Reserved

6.02 Reserved

6.03 Reserved

6.04 Reserved

6.05 Reserved

6.06 Removals, Etc. Without at least thirty (30) days’ prior notice to the Buyer, NCMC shall not change the name under which it does business from the name shown on the signature pages hereto or change its state of formation.

6.07 Reserved

6.08 Reserved

6.09 Reserved.

6.10 Reserved

6.11 Further Assurances. NCMC agrees to, from time to time upon the request of the Buyer, execute and deliver such further documents and do such other acts and things as the Buyer may reasonably request in order to effectuate the purposes of this Guaranty.

7. Right of Set-off. Upon the occurrence of any Event of Default, the Guarantors hereby irrevocably authorize the Buyer or any of its Affiliates at any time and from time to time without notice to the Guarantors, any such notice being expressly waived by the Guarantors, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any of its Affiliates to or for the credit or the account of the Guarantors, or any part thereof in such amounts as the Buyer may elect, against and on account of the obligations and liabilities of the Guarantors to the Buyer hereunder and claims of every nature and description of the Buyer or any of its Affiliates against the Guarantors, in any currency, whether arising hereunder, under the Master Repurchase Agreement as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyer shall notify the Guarantors promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer and its Affiliates may have.

8. No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder or any set-off or application of funds of the Guarantors by the Buyer or any of its Affiliates, the Guarantors shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantors hereunder, until all amounts owing to the Buyer by the Seller on account of the Obligations are paid in full and the Master Repurchase Agreement is terminated. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantors in trust for the Buyer, segregated from other funds of each Guarantor, and shall, forthwith upon receipt by the Guarantors, be turned over to the Buyer in the exact form received by the Guarantors (duly indorsed by the related Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

9. Amendments, Etc. with Respect to the Obligations. The Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Master Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantors of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

10. Waiver of Rights. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Seller and the Guarantors, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantors with respect to the Obligations.

11. Guaranty Absolute and Unconditional. The Guarantors understand and agree that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Seller of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that the Buyer first attempt to collect any of the obligations from the Seller, without regard to (a) the validity, regularity or enforceability of the Master Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Obligations, or of the Guarantors from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantors, the Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantors. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantors under this Guaranty shall have been satisfied by payment in full and the Master Repurchase Agreement shall be terminated, notwithstanding that from time to time during the term of the Master Repurchase Agreement the Seller may be free from any Obligations. This Guaranty shall remain in full force and effect notwithstanding any assignment of the Seller’s rights and obligations under the Master Repurchase Agreement to an affiliate.

12. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or any of the Guarantors, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any of the Guarantors or any substantial part of its property, or otherwise, all as though such payments had not been made.

13. Payments. The Guarantors hereby guarantee that payments hereunder will be paid to the Buyer without set-off or counterclaim in U.S. Dollars in accordance with the wiring instructions of the Buyer.

14. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) and delivered to the intended recipient at the “Address for Notices” specified on the signature page hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

15. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Integration. This Guaranty and the Master Repurchase Agreement represent the agreement of the Guarantors with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyer relative to the subject matter hereof or thereof not reflected herein or therein.

17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer.

(b) The Buyer shall not by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Buyer and its successors and assigns. This Guaranty may not be assigned by any of the Guarantors without the express written consent of the Buyer.

20. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

21. SUBMISSION TO JURISDICTION; WAIVERS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE MASTER REPURCHASE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

22. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE MASTER REPURCHASE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23. Reserved.

24. Other Liens. Notwithstanding anything to the contrary contained herein, liens previously granted by the Guarantors in favor of the Buyer or future liens that are granted by the Guarantors in favor of the Buyer will not constitute a breach of this Guaranty.

25. Agents. The Buyer may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

26. Counterparts. This Guaranty may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Guaranty by signing any such counterpart.

27. Joint and Several Liability. The liability of each Guarantor hereunder is joint and several. Each Guarantor hereby: (a) acknowledges and agrees that the Purchaser shall have no obligation to proceed against one Guarantor before proceeding against the other Guarantor, (b) waives any defense to their obligations under this Agreement or any other document based upon or arising out of the disability or other defense or cessation of liability of one Guarantor versus the other or of any other Person, and (c) waives any right of subrogation or ability to proceed against any Person.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

NEW CENTURY MORTGAGE CORPORATION, jointly and severally as Guarantor

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	Executive Vice President

NEW CENTURY FINANCIAL CORPORATION, jointly and severally as Guarantor

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	Executive Vice President

By:	/s/ BRAD A. MORRICE
Name:	Brad Morrice
Title:	President and Chief Operating Officer

Address for Notices with respect to each of the foregoing:

18400 Von Karman
Irvine, California 92612
Attention:
Telephone:
Facsimile:

BANK OF AMERICA, N.A.

By:	/s/ GARRETT DOLT
Name:	Garrett Dolt
Title:	Principal

Address for Notices:	TX1-492-66-01
901 Main Street, 66th Floor Dallas, Texas 75202-3714 Attention: Agnes McAlpine Telephone No.: (214) 209-3566 Telecopier No.: (214) 209-0338

With a copy to: Attention: Mark G. Short, Associate Telephone No.: (214) 209-0670 Telecopier No.: (214) 209-0338